Exhibit (d)(3)

CONFIDENTIAL

LIMITED GUARANTEE

This LIMITED GUARANTEE, dated as of April 1, 2024 (this “Limited Guarantee”), is made on a several basis by the funds listed on Schedule A attached hereto (each, a “Guarantor” and collectively, the “Guarantors”), in favor of Nuvei Corporation, a corporation existing under the federal laws of Canada (the “Guaranteed Party”).

1. Guarantee. To induce the Guaranteed Party to enter into that certain Arrangement Agreement (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Arrangement Agreement”), dated as of the date hereof, between Purchaser, a corporation existing under the federal laws of Canada (“Purchaser”) and the Guaranteed Party, pursuant to which Purchaser will (among other things), subject to the terms and conditions thereof, consummate the Arrangement, each Guarantor, intending to be legally bound, hereby absolutely, irrevocably and unconditionally guarantees (as the primary obligor and not merely as surety), severally (and not jointly or jointly and severally), to the Guaranteed Party the due and punctual payment of the percentage set forth opposite such Guarantor’s name on Schedule A hereto (such Guarantor’s “Pro Rata Share”) of the payment, reimbursement or indemnification obligations of the Purchaser to the Guaranteed Party (or its Subsidiaries or Representatives pursuant to Section 4.6(4) and Section 4.8(3) of the Arrangement Agreement), if, as and when, and then only to the extent, due and payable, pursuant to Section 4.6(4), Section 4.8(3), Section 8.2(5) and Section 8.3(1) of the Arrangement Agreement and Section 4.4(1) of the Company Disclosure Letter forming part of the Arrangement Agreement; (collectively, the “Guaranteed Obligations”); provided, that, notwithstanding the foregoing, (x) in no event shall the aggregate liability of the Guarantors hereunder exceed $253,000,000 (the “Aggregate Cap”), (y) in no event shall the liability of any Guarantor hereunder exceed such Guarantor’s Pro Rata Share of the Aggregate Cap (such Guarantor’s “Individual Cap” and together with the Aggregate Cap, the “Caps”), and (z) this Limited Guarantee may not be enforced against the Guarantors without giving effect to the Caps (and to the provisions of Sections 7 and 8). For greater certainty, this Limited Guarantee (a) may be enforced only for the payment of money by the Guarantors up to the Aggregate Cap (and, in the case of each Guarantor, up to such Guarantor’s Individual Cap) and (b) in respect of the Reverse Termination Fee, may only be enforced in respect of either (1) the obligations of Purchaser to the Guaranteed Party pursuant to Section 8.2(5) of the Arrangement Agreement or (2) the obligations of Purchaser to the Guaranteed Party pursuant to Section 4.4(1) of the Company Disclosure Letter forming part of the Arrangement Agreement, but in no event both such Guaranteed Obligations. All payments hereunder shall be made in lawful money of the United States, in immediately available funds. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Arrangement Agreement and any reference in this Agreement to a Person includes its successors and permitted assigns.

If Purchaser fails to discharge all or any portion of the Guaranteed Obligations when due in accordance with the Arrangement Agreement, each Guarantor’s liability to the Guaranteed Party hereunder in respect of such Guarantor’s Pro Rata Share of the Guaranteed Obligations (not to exceed such Guarantor’s Individual Cap) shall become immediately due and payable, and the Guaranteed Party may at any time and from time to time, at the Guaranteed Party’s option, and so long as Purchaser has failed to discharge the Guaranteed Obligations, take any and all actions available hereunder to collect the Guarantors’ liabilities hereunder in respect of the Guaranteed Obligations, subject to the Caps; provided that any such actions shall be taken against all of the Guarantors (subject to the Caps).

In furtherance of the foregoing, if Purchaser fails to discharge all or any portion of the Guaranteed Obligations when due in accordance with the Arrangement Agreement, each Guarantor acknowledges that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against such Guarantor for such Guarantor’s Pro Rata Share of the Guaranteed Obligations (not to exceed such Guarantor’s Individual Cap), regardless of whether any such action is brought against Purchaser or whether Purchaser is joined in any such action or actions.

2. Nature of Guarantee. Each Guarantor’s liability hereunder is a primary and original obligation of such Guarantor and is absolute, unconditional, irrevocable and continuing irrespective of (a) a lack of validity or enforceability of the Arrangement Agreement, the equity commitment letter by and among the Guarantors and Purchaser, dated as of the date hereof (the “Equity Commitment Letter”), the Debt Commitment Letter, any other Transaction Agreement or any other agreement or instrument referred to in the Arrangement Agreement or (b) any modification or amendment or waiver of or any consent to departure from the Arrangement Agreement that may be agreed to in writing by Purchaser in accordance with the terms of the Arrangement Agreement. Without limiting the foregoing, the Guaranteed Party shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Purchaser becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantors’ obligations or liability hereunder. This Limited Guarantee is an unconditional, irrevocable and continuing guarantee of payment and not of collection.

3. Changes in Obligations, Certain Waivers. Each Guarantor agrees that the Guaranteed Party may, in its sole discretion, at any time and from time to time, without notice to or further consent of such Guarantor, extend the time of payment of any of the Guaranteed Obligations, and may also enter into any agreement with Purchaser for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and Purchaser without in any way impairing or affecting such Guarantor’s obligations under this Limited Guarantee or affecting the validity or enforceability of this Limited Guarantee. Each Guarantor further agrees that the obligations of such Guarantor hereunder shall, to the fullest extent permitted by Law, be absolute, irrevocable, unaffected by, and unconditional, irrespective of (and shall not be released or discharged, in whole or in part, or otherwise affected by): (a) the failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Purchaser, such Guarantor or any other Person interested in the transactions contemplated in the Arrangement Agreement (other than any other Guarantor as required by Section 1, but including any other Person primarily or secondarily liable with respect to any Guaranteed Obligation); (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations, or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Arrangement Agreement or any other agreement executed by Purchaser or the Guaranteed Party in connection with any of the Guaranteed Obligations; (c) any change in the corporate or legal existence, structure or ownership of Purchaser or any other Person now or hereafter liable with respect to the Guaranteed Obligations or interested in the transactions contemplated by the Arrangement Agreement (including any other Guarantor); (d) the addition, substitution, any legal or equitable discharge or release of such Guarantor with respect to the Guaranteed Obligations (other than a discharge or release of such Guarantor with respect to its Guaranteed Obligations as a result of payment in full of the Guaranteed Obligations or termination of this Limited Guarantee, in each case, in accordance with the terms hereunder) or any Person now or hereafter liable with respect to any of the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Arrangement Agreement (including any other Guarantor); (e) any insolvency, bankruptcy, reorganization or other similar proceeding instituted by or against Purchaser or any other Person now or hereafter liable with respect to the Guaranteed Obligations or interested in the transactions contemplated by the Arrangement Agreement (including any other Guarantor) or affecting any of their respective assets; (f) the adequacy or potential adequacy of any alternative means the Guaranteed Party may have of obtaining payment related to the Guaranteed Obligations; (g) the existence of any claim, set-off or other right that such Guarantor may have at any time against Purchaser, the Guaranteed Party or any of their Affiliates, whether in connection with the Guaranteed Obligations or otherwise; (h) any change in applicable Law of any jurisdiction; (i) any sovereign immunity; (j) any other act or omission that may or might in any manner or to any extent vary the risk of such Guarantor or that might operate as a legal or equitable discharge of a guarantor or surety; or (k) the value, genuineness, regularity, illegality or enforceability of the Transaction Agreements. Each Guarantor hereby acknowledges and agrees that the guarantee provided in this Limited Guarantee is not a guarantee attached to specific duties of such Guarantor towards the Purchaser. To the fullest extent permitted by Law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. To the fullest extent permitted by Law, each Guarantor further expressly waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Guaranteed Obligations incurred and all other notices of any kind (other than notices to Purchaser pursuant to the Arrangement Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium or other similar applicable Law now or hereafter in effect, any right to require the marshaling of assets of Purchaser or any Person now or hereafter liable with respect to any of the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Arrangement Agreement (including any other Guarantor), and all suretyship defenses generally. Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Arrangement Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.

Each Guarantor hereby unconditionally and irrevocably waives any rights that it may now have or hereafter acquire against Purchaser that arise from the existence, payment, performance, or enforcement of such Guarantor’s obligations under or in respect of this Limited Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Purchaser whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Purchaser, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, and such Guarantor shall not exercise any such rights in each case unless and until the Guaranteed Obligations (which shall be subject to the Caps) shall have been indefeasibly paid in full. If any amount shall be paid to the Guarantors in violation of the immediately preceding sentence at any time prior to the payment in full of the Guaranteed Obligations (which shall be subject to the Caps), such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of such Guarantor and shall forthwith be promptly paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to payment of the Guaranteed Obligations until they are paid in full (subject to the Caps).

Notwithstanding anything to the contrary contained in this Limited Guarantee or otherwise, the Guaranteed Party hereby agrees that the Guarantors shall have all defenses to the payment of their obligations under this Limited Guarantee (which in any event shall be subject to the Caps) to the extent such defenses are available to Purchaser or any assignee under the terms of the Arrangement Agreement with respect to the Guaranteed Obligations (other than, in each case, defenses arising from insolvency, bankruptcy, reorganization, dissolution, receivership, moratorium or other similar proceeding affecting Purchaser, any defenses relating to the lack of corporate (or similar organizational) power or authority of Purchaser or any other defenses expressly waived by the Arrangement Agreement or this Limited Guarantee) (it being understood, however, that no such defenses described in this paragraph shall be available in respect of a Guarantor from and after such time as the Guaranteed Obligations shall have become payable pursuant to a final, non-appealable judgment or order of a court of competent jurisdiction or a written settlement agreement duly executed by Purchaser and/or such Guarantor, on the one hand, and the Guaranteed Party on the other hand).

Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party’s rights against Purchaser or any Person now or hereafter liable for any Guaranteed Obligations or interested in the transactions contemplated by the Arrangement Agreement (other than any other Guarantor as required by Section 1) prior to proceeding against any Guarantor hereunder. The failure by the Guaranteed Party to pursue rights or remedies against Purchaser or any other Person, other than any other Guarantor as required by Section 1 shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of Law, of the Guaranteed Party.

4. Representations and Warranties of the Guarantors. Each Guarantor hereby represents and warrants to the Guaranteed Party that:

(a) it is duly organized, validly existing and in good standing (to the extent applicable) pursuant to the Laws of its jurisdiction of organization and it has all requisite limited partnership or other power and authority to execute, deliver and perform this Limited Guarantee;

(b) the execution, delivery and performance of this Limited Guarantee by such Guarantor has been duly and validly authorized and approved by all necessary general partner, manager or other organizational action by it;

(c) this Limited Guarantee has been duly and validly executed and delivered by it and (assuming due execution and delivery of the Arrangement Agreement by the Company and of this Limited Guarantee by the Guaranteed Party), constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law);

(d) all consents, approvals or authorizations of, and all filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Limited Guarantee by such Guarantor have been obtained or made and all conditions thereof have been duly complied with in all material respects by such Guarantor, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Limited Guarantee by such Guarantor;

(e) such Guarantor has, and will at all times prior to the termination of its obligations hereunder have, the financial capacity to pay and perform its obligations under this Limited Guarantee (subject to the Individual Cap applicable to such Guarantor) plus the aggregate amount of its other due and payable obligations, and all funds necessary for such Guarantor to fulfill its obligations under this Limited Guarantee (subject to the Individual Cap applicable to such Guarantor) shall be available to such Guarantor without satisfaction of conditions outside of such Guarantor’s control for so long as this Limited Guarantee shall remain in effect in accordance with Section 7 hereof; and

(f) the execution, delivery and performance by such Guarantor of this Limited Guarantee shall not result (x) in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any Law applicable to such Guarantor or its assets or (y) in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in termination of, or accelerate the performance required by, any of the terms, conditions or provisions of (A) any material contractual obligation to which such Guarantor is a party or otherwise bound or (B) such Guarantor’s agreement of limited partnership or other organizational documents, in the case of clauses (x) or (y), that would reasonably be expected to impair or adversely affect the performance of such Guarantor’s obligations hereunder.

5. No Assignment. None of the Guarantors nor the Guaranteed Party may assign, transfer or delegate its rights, interests or obligations under or in connection with this Limited Guarantee, in whole or in part, to any other Person without the prior written consent of the Guaranteed Party (in the case of an assignment, transfer or delegation by any Guarantor) or the Guarantors (in the case of an assignment, transfer or delegation by the Guaranteed Party) and any purported assignment, transfer or delegation without such consent shall be null and void; provided, however, that each Guarantor may assign, transfer or delegate all or part of its rights, interests and obligations hereunder, without the prior written consent of the Guaranteed Party, to any other Person to which it has allocated all or any portion of its investment commitment to Purchaser in accordance with the Equity Commitment Letter; provided, further, that (x) no such assignment, transfer or delegation shall relieve such Guarantor of its liabilities or obligations hereunder as a primary obligor and (y) the Guaranteed Party shall not be required to seek to enforce rights against any other such assignee prior to seeking to enforce its rights against any assigning Guarantor.

6. Notices. Any notice, or other communication given regarding the matters contemplated by this Agreement must be in writing, sent by personal delivery, courier or email sent to and addressed:

if to the Guarantors, to:

c/o Advent International, L.P.

800 Boylston Street

Boston, MA 02199

Attention: Amanda McGrady Morrison

E-mail: amorrison@adventinternational.com

with a copy (which shall not constitute notice) to:

Blake, Cassels & Graydon LLP

199 Bay Street, Suite 4000

Toronto, Ontario M5L 1A9

Attention: Shlomi Feiner and Catherine Youdan

E-mail: shlomi.feiner@blakes.com and catherine.youdan@blakes.com and to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Willard S. Boothby, P.C. and Frances D. Dales

E-mail: willard.boothby@kirkland.com and frances.dales@kirkland.com and if to the Guaranteed Party, as provided in the Arrangement Agreement (or, in each case, to such other Persons or addresses as may be designated in writing by the party hereto to receive such notice as provided above). Any notice, request, instruction or other communication delivered or required to be delivered or permitted to be provided hereunder shall be deemed given to the receiving party (a) upon actual receipt, if delivered personally, (b) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, delivery fees prepaid, or (c) when sent by email (provided, that, if given by facsimile or email, such notice, request, instruction or other document shall be followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein).

7. Continuing Guarantee, Termination. Unless terminated pursuant to this Section 7, this Limited Guarantee may not be revoked or terminated and shall remain in full force and effect and be binding on the Guarantors, their successors and permitted assigns until the Guaranteed Obligations have been satisfied in full (subject to the Caps). Notwithstanding the foregoing or anything else to the contrary herein, this Limited Guarantee shall terminate and the Guarantors shall have no further obligations under or in connection with this Limited Guarantee as of the earliest of: (a) the consummation of the Closing, (b) in the case of a valid termination of the Arrangement Agreement in accordance with its terms in circumstances where the Reverse Termination Fee is not payable and where the Purchaser has no Guaranteed Obligations, immediately upon such termination, (c) in the case of a valid termination of the Arrangement Agreement under circumstances other than those set forth in subparagraph (b) above, the date that is ninety (90) days following such termination of the Arrangement Agreement in accordance with its terms (unless, in the case of this clause (c), the Guaranteed Party shall have commenced a Proceeding alleging all or any portion of the Guaranteed Obligations are owing in accordance with this Limited Guarantee prior to the expiration of such 90-day period, in which case this Limited Guarantee shall terminate upon the final, non-appealable resolution of such Proceeding and, in either case, satisfaction by the Guarantors of any obligations finally determined or agreed to be owed by the Guarantors, consistent with the terms hereof), (d) subject to the immediately following sentence, the full performance of the Guaranteed Obligations hereunder; and (e) a termination pursuant to the last sentence of this Section 7; provided that Sections 9 to 14 hereof shall survive any termination hereof. In the event that any payment to the Guaranteed Party in respect of any Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guaranteed Obligations or part thereof with respect to any Guarantor hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made. Notwithstanding the foregoing, or anything express or implied in this Limited Guarantee or otherwise, in the event that the Guaranteed Party or any of its controlled Affiliates or Subsidiaries (or any of their respective Representatives acting in the name and for and on their behalf of any of the foregoing Persons) asserts in any Proceeding any of the following: (i) that the provisions of Section 1 hereof limiting the liability of the Guarantors to the Caps or the provisions of this Section 7 or Section 8 hereof are illegal, invalid or unenforceable in whole or in part, (ii) that any Guarantor is liable in respect of the Guaranteed Obligations in excess of or to a greater extent than such Guarantor’s Individual Cap or that the Guarantors are collectively liable in respect of the Guaranteed Obligations in excess of or to a greater extent than the Aggregate Cap or (iii) any theory of liability whatsoever (whether at law or in equity whether sounding in contract, tort, statute or otherwise) against any Non-Recourse Party (as defined in Section 8) with respect to any Transaction Agreement or any of the transactions contemplated hereby or thereby, in each case of this clause (iii), other than a Retained Claim (as defined in Section 8 hereof) asserted by the Company against the Non-Recourse Party or Non-Recourse Parties against which such Retained Claim may be asserted pursuant to Section 8 (any such Proceedings described in clause (i) through (iii), a “Disqualifying Action”), and the Guaranteed Party fails to either terminate (or cause to be terminated) such Proceeding or amend the applicable pleading or equivalent document to withdraw such Disqualifying Action within 5 Business Days after receipt of written notice from a Guarantor of such Disqualifying Action, then (x) the obligations of the Guarantors under or in connection with this Limited Guarantee shall terminate ab initio and be null and void; (y) if any Guarantor has previously made any payments under or in connection with this Limited Guarantee, such Guarantor shall be entitled to recover and retain such payments; and (z) none of the Guarantors or any other Non-Recourse Parties shall have any liability whatsoever (whether at law or in equity, whether sounding in contract, tort, statute or otherwise or under any theory of liability whatsoever) to the Guaranteed Party or any other Person in any way under or in connection with this Limited Guarantee, the Equity Commitment Letter, the Arrangement Agreement or any of the transactions contemplated hereby or thereby.

8. No Recourse. The Guaranteed Party acknowledges the separate corporate existence of Purchaser. The Guaranteed Party acknowledges and agrees that the sole asset of Purchaser is cash in a de minimis amount and its rights under the Arrangement Agreement and that no additional funds are expected to be contributed to Purchaser unless and until the Closing occurs pursuant to the Arrangement Agreement. Notwithstanding anything that may be expressed or implied in this Limited Guarantee, the Arrangement Agreement, the Equity Commitment Letter, the Rollover Agreements, the Support and Voting Agreements, the Confidentiality Agreement or in any other agreement or instrument delivered under any of the foregoing or contemplated by any of the foregoing (collectively, the “Transaction Agreements”), or any statement made, information provided or action taken in connection with, or that otherwise in any manner relates to, the transactions contemplated by any of the Transaction Agreements or the negotiation, execution, performance or breach of any Transaction Agreement (this Limited Guarantee, the other Transaction Agreements and such statements, information, actions, transactions, negotiations, breaches and other matters collectively, “Transaction-Related Matters”), and notwithstanding any equitable, common law or statutory right or claim that may be available to the Guaranteed Party or any of its Affiliates, and notwithstanding the fact that each Guarantor may be a limited partnership, by its acceptance of the benefits of this Limited Guarantee, the Guaranteed Party covenants, acknowledges and agrees, on behalf of itself and its Subsidiaries and their respective controlled Affiliates, that:

(a) no Non-Recourse Party (as hereinafter defined) has or shall have any obligations (whether of an equitable, contractual, tort, statutory or other nature) under, in connection with or in any manner related to any Transaction-Related Matter, other than (i) the obligations of a Guarantor or a Fund (as defined in the Equity Commitment Letter) under, and pursuant to the express terms of, this Limited Guarantee or the Equity Commitment Letter; (ii) the obligations of Advent International, L.P. under the clean team agreement entered into between the Company and Advent International, L.P. on January 30, 2024; (iii) the obligations of Advent International, L.P. in connection with claims under, and pursuant to the terms of, the Confidentiality Agreement; (iv) the obligations of the Purchaser, Neon Maple Parent Inc. and each of the Rollover Shareholders pursuant to the Rollover Agreements; (v) the obligations of the Purchaser and the Rollover Shareholders pursuant to the Rollover Shareholder Support and Voting Agreements; and (vi) the obligations of the Purchaser and of each of the signatories to the D&O Support and Voting Agreements (claims made in respect of the obligations described in clauses (i) through (vi) of this Section 8(a), in each case, against the Person or Persons specified in such clauses (including for greater certainty any of their respective permitted successors or assigns), being referred to herein, collectively, as the “Retained Claims”);

(b) no recourse (whether under an equitable, contractual, tort, statutory or other claim or theory) under, in connection with or in any manner related to any Transaction-Related Matter shall be sought or had against (and, without limiting the generality of the foregoing, no liability shall attach to) any Non-Recourse Party, whether through Purchaser or any other Person interested in the transactions contemplated by any Transaction

Agreement or otherwise, whether by or through theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, prevention, unfairness, undercapitalization, or any other attempt to avoid or disregard the entity form of any Non-Recourse Party, by or through a claim by or on behalf of the Guaranteed Party or any of its Subsidiaries or their respective controlled Affiliates (or any of their respective Representatives acting in the name and for and on their behalf of any of the foregoing Persons) against any Non-Recourse Party, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any applicable Law, or otherwise, except, in each case, for the Retained Claims; provided however, that in the event any Guarantor (i) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its properties and other assets to any Person such that the sum of such Guarantor’s remaining net assets plus uncalled capital is less than the Individual Cap, then the Guaranteed Party may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other applicable Law, against such continuing or surviving entity or such transferee, as the case may be, but only to the extent of the Guaranteed Obligations of such Guarantor hereunder and subject to the limitations herein; and

(c) neither the Guaranteed Party nor any of its Subsidiaries or their respective controlled Affiliates (nor any of their respective Representatives acting in the name and for and on their behalf of any of the foregoing Persons) has relied on any statement, representation or warranty or assurance made by, or any action taken by, any Person in connection with or in any manner related to a Transaction-Related Matter, other than those representations and warranties (i) made by the Guarantors in this Limited Guarantee, and (ii) in each other Transaction Agreement made by a party thereto (and for greater certainty, only those representations made by such party in the applicable Transaction Agreement).

The Retained Claims shall be the sole and exclusive remedy (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) of the Guaranteed Party, and its Subsidiaries and their respective controlled Affiliates (and any of their respective Representatives acting in the name and for and on their behalf of any of the foregoing Persons) and any Person purporting to claim by or through any of them or for the benefit of any of them against any or all of the Non-Recourse Parties, in respect of any claims, liabilities or obligations arising in any way in connection with or in any manner related to any Transaction-Related Matter. To the fullest extent permitted by Law, the Guaranteed Party, on behalf of itself and its Subsidiaries and their respective controlled Affiliates (and any of their respective Representatives acting in the name and for and on their behalf of any of the foregoing Persons), hereby releases, remises and forever discharges all claims (other than the Retained Claims) that the Guaranteed Party or any of its Subsidiaries or their respective controlled Affiliates has had, now has or might in the future have against any Non-Recourse Party arising in any way under, in connection with or in any manner related to any Transaction-Related Matter.

The Guaranteed Party hereby covenants and agrees that, other than with respect to the Retained Claims, it shall not, and it shall cause its Subsidiaries not to, institute any Proceeding, in connection with or in any manner related to any Transaction-Related Matter (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) against any Non-Recourse Party.

Nothing set forth in this Limited Guarantee shall affect or be construed to affect any liability of Purchaser to the Guaranteed Party or give or shall be construed to confer or give to any Person, other than the Guaranteed Party, any rights or remedies against any Person, except as expressly set forth in this Limited Guarantee.

As used herein, the term “Non-Recourse Parties” means each Guarantor and any and all former, current or future direct or indirect holders of any equity, general or limited partnership or limited liability company interests, controlling persons, incorporators, directors, officers, employees, agents, attorneys, members, managers, management companies, portfolio companies, general or limited partners, stockholders, representatives, assignees or Affiliates of such Guarantor (including Purchaser) and any and all former, current or future direct or indirect holders of any equity, general or limited partnership or limited liability company interests, controlling persons, incorporators, directors, officers, employees, agents, attorneys, members, managers, management companies, portfolio companies, general or limited partners, stockholders, representatives, assignees or Affiliates (including Purchaser) of any of the foregoing, and any and all former, current or future direct or indirect heirs, executors, administrators, trustees, representatives, successors, assigns or agents of any of the foregoing.

For the avoidance of doubt, nothing herein is intended or shall be construed to affect the rights of the Purchaser or the Guarantors against any Financing Sources or any other providers of the Debt Financing, or the liability of any such parties to the Guarantors or Purchaser with respect to such matters.

9. Governing Law; Jurisdiction. THIS LIMITED GUARANTEE, THE RIGHTS OF THE PARTIES UNDER OR IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATED TO ANY OF THE FOREGOING, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE THEREIN WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT OTHERWISE MIGHT CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. Each party hereto agrees that it shall bring, maintain and defend any such action or proceeding exclusively in the Court of Chancery in the State of Delaware, or if but only if such Court does not have subject matter jurisdiction, such other court of competent jurisdiction located in the State of Delaware (as just described, the “Chosen Courts”) and solely in connection with such actions or proceedings: (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts; (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts; (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto; and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if effected pursuant to the Laws of the State of Delaware or in accordance with Section 6 of this Limited Guarantee (other than by e-mail transmission), Notwithstanding the immediately preceding sentence, a party may commence any action in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by any Chosen Court.

10. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING CONTEMPLATED BY SECTION 8 HEREOF IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10. A COPY OF THIS PROVISION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION AND THAT ANY SUCH ACTION WILL INSTEAD BE TRIED BY A JUDGE SITTING WITHOUT A JURY.

11. Counterparts. This Limited Guarantee shall not be effective until it has been executed and delivered by all parties hereto. This Limited Guarantee may be executed by facsimile or electronic transmission in pdf format, and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

12. Third Party Beneficiaries. This Limited Guarantee shall be binding upon, inure solely to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, and nothing express or implied in this Limited Guarantee is intended to, or shall, confer upon any other Person any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Guaranteed Party to enforce, the obligations set forth herein; except that as a material aspect of this Limited Guarantee the parties intend that all Non-Recourse Parties other than the Guarantors shall be, and such Non-Recourse Parties are, intended third party beneficiaries of this Limited Guarantee who may rely on and enforce the provisions of this Limited Guarantee that bar the liability, or otherwise protect the interests, of such Non-Recourse Parties.

13. Confidentiality.

This Limited Guarantee shall be treated as confidential and is being provided to the Guaranteed Party solely in connection with the transactions contemplated by the Transaction Agreements. This Limited Guarantee may not be used, circulated, quoted or otherwise referred to in any document (other than in the Arrangement Agreement or any other Transaction Agreement) by the Guaranteed Party or its Affiliates except with the prior written consent of the Guarantors in each instance, provided that no such written consent is required for any disclosure: (a) to its Affiliates and its and their respective Representatives who have a need to know of the existence and contents of this Limited Guarantee in connection with the transactions contemplated hereby or by the Arrangement Agreement (b) to the extent required by applicable Law or Securities Laws (provided, that the Guaranteed Party shall provide the Guarantors an opportunity to review and comment upon such proposed disclosure in advance of such disclosure), (c) as reasonably necessary in order to enforce its rights under this Limited Guarantee or any other Transaction Agreements or the transactions contemplated hereby or thereby brought in accordance with the terms thereof or hereof; and (d) to the Securityholders in summary form for purposes of soliciting proxies or as part of the Circular or the Schedule 13E-3, with such summary to be consistent with summaries of limited guarantees included in disclosure documents for transactions akin to the transaction contemplated in the Arrangement Agreement (provided, that the Guaranteed Party shall provide the Guarantors an opportunity to review and comment upon such proposed disclosure in advance of such disclosure).

14. Miscellaneous.

(a) This Limited Guarantee together with the other Transaction Agreements and the Confidentiality Agreement, subject in each case, to the limitations set forth therein, set forth the entire understanding among the Guarantors or any of its Affiliates, on the one hand, and the Guaranteed Party or any of its Affiliates or their respective direct and indirect equity holders, on the other hand, with respect to the subject matter hereof. No amendment, supplementation, modification or waiver of this Limited Guarantee or any provision hereof shall be enforceable unless approved by the Guaranteed Party and the Guarantors in writing and signed by the Guarantors and the Guaranteed Party.

(b) Any term or provision of this Limited Guarantee that is invalid or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided, however, that this Limited Guarantee may not be enforced without giving effect to the limitation of the amount payable by the Guarantors hereunder to the Caps provided in Section 1 hereof and to the provisions of Sections 7 and 8 hereof. Each party hereto covenants and agrees that it shall not assert, and shall cause its controlled Affiliates and Subsidiaries (and each of their respective Representatives acting in the name and for and on their behalf of any of the foregoing Persons) not to assert, that this Limited Guarantee or any part hereof is invalid, illegal or unenforceable in accordance with its terms.

(c) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Limited Guarantee.

(d) All parties hereto acknowledge that each party and its counsel have reviewed this Limited Guarantee and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Limited Guarantee.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the Guarantors and the Guaranteed Party has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer or representative thereunto duly authorized.

ADVENT INTERNATIONAL GPE X LIMITED PARTNERSHIP

By: GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Limited Guarantee]

ADVENT INTERNATIONAL GPE X-A SCSP

By: GPE X GP S.à r.l., General Partner

By: Advent International GPE X, LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

By: Advent International GPE X, LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Limited Guarantee]

ADVENT INTERNATIONAL GPE X-B LIMITED PARTNERSHIP

By: GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Limited Guarantee]

ADVENT INTERNATIONAL GPE X-C LIMITED PARTNERSHIP

By: GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Limited Guarantee]

ADVENT INTERNATIONAL GPE X-D SCSP

By: GPE X GP S.à r.l., General Partner

By: Advent International GPE X, LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

By: Advent International GPE X, LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Limited Guarantee]

ADVENT INTERNATIONAL GPE X-E SCSP

By: GPE X GP S.à r.l., General Partner

By: Advent International GPE X, LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

By: Advent International GPE X, LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Limited Guarantee]

ADVENT INTERNATIONAL GPE X-G LIMITED PARTNERSHIP

By: GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Limited Guarantee]

ADVENT PARTNERS GPE X LIMITED PARTNERSHIP

By: AP GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Limited Guarantee]

ADVENT PARTNERS GPE X-A LIMITED PARTNERSHIP

By: AP GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund
Administration

[Signature Page to Limited Guarantee]

ADVENT PARTNERS GPE X-B LIMITED PARTNERSHIP

By: AP GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Limited Guarantee]

ADVENT PARTNERS GPE X-C SCSP

By: GPE X GP S.à r.l., General Partner

By: Advent International GPE X, LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

By:	Advent International GPE X, LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Limited Guarantee]

ADVENT INTERNATIONAL GPE X-C (CAYMAN) LIMITED PARTNERSHIP

By: GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Limited Guarantee]

ADVENT INTERNATIONAL GPE X-C-1 (CAYMAN) LIMITED PARTNERSHIP

By: GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Limited Guarantee]

ADVENT PARTNERS GPE X-D LIMITED PARTNERSHIP

By: AP GPE X GP Limited Partnership, General Partner

By: Advent International GPE X, LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Limited Guarantee]

ADVENT LATIN AMERICAN PRIVATE EQUITY FUND VII SCSP

By: Advent LAPEF VII GP S.à r.l., General Partner

By: Advent LAPEF VII LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

By: Advent LAPEF VII, LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Limited Guarantee]

ADVENT LATIN AMERICAN PRIVATE EQUITY FUND VII-A SCSP

By: Advent LAPEF VII GP S.à r.l., General Partner

By: Advent LAPEF VII LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

By: Advent LAPEF VII, LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Limited Guarantee]

ADVENT LATIN AMERICAN PRIVATE EQUITY FUND VII-B SCSP

By: Advent LAPEF VII GP S.à r.l., General Partner

By: Advent LAPEF VII LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

By: Advent LAPEF VII, LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Limited Guarantee]

ADVENT LATIN AMERICAN PRIVATE EQUITY FUND VII-C SCSP

By: Advent LAPEF VII GP S.à r.l., General Partner

By: Advent LAPEF VII LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

By: Advent LAPEF VII, LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Limited Guarantee]

ADVENT PARTNERS LAPEF VII LIMITED PARTNERSHIP

By: AP LAPEF VII GP Limited Partnership, General Partner

By: Advent LAPEF VII LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Limited Guarantee]

ADVENT PARTNERS LAPEF VII-A LIMITED PARTNERSHIP

By: AP LAPEF VII GP Limited Partnership, General Partner

By: Advent LAPEF VII LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Limited Guarantee]

ADVENT GLOBAL TECHNOLOGY II LIMITED PARTNERSHIP

By: Advent Global Technology II GP Limited Partnership, General Partner

By: Advent Global Technology II LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Limited Guarantee]

ADVENT GLOBAL TECHNOLOGY II-A SCSP

By: Advent Global Technology II GP S.à r.l, General Partner

By: Advent Global Technology II LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

By: Advent Global Technology II LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Limited Guarantee]

ADVENT GLOBAL TECHNOLOGY II-A LIMITED PARTNERSHIP

By: Advent Global Technology II GP Limited Partnership, General Partner

By: Advent Global Technology II LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Limited Guarantee]

ADVENT GLOBAL TECHNOLOGY II-B LIMITED PARTNERSHIP

By: Advent Global Technology II GP Limited Partnership, General Partner

By: Advent Global Technology II LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Limited Guarantee]

ADVENT GLOBAL TECHNOLOGY II-C LIMITED PARTNERSHIP

By: Advent Global Technology II GP Limited Partnership, General Partner

By: Advent Global Technology II LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Limited Guarantee]

ADVENT PARTNERS AGT II-C SCSP

By: Advent Global Technology II GP S.à r.l, General Partner

By: Advent Global Technology II LLC, Manager

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

By: Advent Global Technology II LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

[Signature Page to Limited Guarantee]

ADVENT PARTNERS AGT II LIMITED PARTNERSHIP

By: AP AGT II GP Limited Partnership, General Partner

By: Advent Global Technology II LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Limited Guarantee]

ADVENT PARTNERS AGT II-A LIMITED PARTNERSHIP

By: AP AGT II GP Limited Partnership, General Partner

By: Advent Global Technology II LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Limited Guarantee]

ADVENT PARTNERS AGT II-B LIMITED PARTNERSHIP

By: AP AGT II GP Limited Partnership, General Partner

By: Advent Global Technology II LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Limited Guarantee]

CA CO-INVESTMENT LIMITED PARTNERSHIP

By: AI Co-Investment GP Limited Partnership, General Partner

By: Advent Co-Investment LLC, General Partner

By: Advent International, L.P., Manager

By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Limited Guarantee]

NUVEI CORPORATION

By:	/s/ Timothy A. Dent
Name:	Timothy A. Dent
Title:	Chair of the Special Committee

[Signature Page to the Limited Guarantee]

Schedule A

[Omitted.]